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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, l999

                              MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             OREGON                  0-27002                  93-1011046
(STATE OR OTHER JURISDICTION OF    (COMMISSION              (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)     FILE NUMBER)        IDENTIFICATION NUMBER)

                              2600 PRINGLE ROAD, S.E.
                                  SALEM, OR 97302
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE




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ITEM 1.  CHANGE IN CONTROL: UPDATE

On January 10, 2000, Stephen Kircher ("Kircher"), Capitol Bay Group, Inc. ("CBG"), Capitol Bay Management, Inc. ("CBM"), Capitol Bay Securities, Inc., Steven Kay ("Kay") and Larry Kelley ("Kelley") filed with the Securities and Exchange Commission ("SEC") Amendment No. 2 to the previously filed Schedule 13-D filed by Kircher, CBG, CBM and CBS and certain Forms 4 reflecting changes in the previously reported beneficial ownership of 3,212,900 shares of Morrow Snowboards, Inc. (the "Company" or "Morrow") Common Stock by Kircher, CBG, CBM, and CBS and the new beneficial ownership by Messrs. Kay and Kelley of a portion of such securities previously held of record by CBM (collectively, the "Reporting Persons"). CBM and CBS are wholly-owned subsidiaries of CBG and CBG is wholly-owned by Mr. Kircher. As reported therein, CBM on December 1, 1999, distributed its 3,000,000 shares of Morrow Common Stock as follows: (i) 2,000,000 shares to Kircher, a Morrow director and CBM director, officer and shareholder, (ii) 500,000 shares to Kay, and
(iii) 500,000 shares to Kelley. Mr. Kircher has an irrevocable proxy to vote the 1,000,000 shares of Morrow Common Stock now held by Messrs. Kay and Kelley for a one-year period, with the exception of any vote concerning any merger of the Company, any sale of all or substantially all of the Company's assets or any reorganization to which the Company is a party. CBS retained its beneficial ownership of 212,900 shares of the Company's Common Stock.

Following such transactions, Kircher may be deemed to beneficially hold 3,212,900 shares of the Company's common stock (35.01% of the Company's outstanding 9,176,556 shares of Common Stock, the Company's only outstanding security), constituting 2,000,000 shares held of record directly by Kircher and the voting authority over an additional 1,212,900 shares through (i) proxies over 1,000,000 shares of the Company's Common Stock held by Messrs. Kay and Kelley and (ii) voting rights held by an affiliate, Capitol Bay Securities, Inc. ("CBS") in 212,900 shares. Kircher disclaims any beneficial ownership of the 1,000,000 shares and 212,900 shares. The business address for CBM, CBS, CBG and Steve Kircher is 2424 Professional Drive, Roseville, California 95661. The business address for Kay, an attorney, is 100 The Embarcadero, Penthouse Suite, San Francisco, CA 94105. The business address for Kelley, a real estate developer, is 5146 Arnold Avenue, McClellan, CA 95652. The shares of the Company's Common Stock held by the Reporting Persons, if voted together may have sufficient voting power to approve matters submitted to the Company's shareholders for approval, including the election of the Company's Board of Directors.

The information contained herein is based on the Schedule 13-D filed by CBM, CBS and Steve Kircher on July 19, 1999, as amended October 12, 1999 and
January 10, 2000. In the initial Schedule 13-D, the "Reporting Persons" therein noted that the shares were acquired for investment purposes in the ordinary course of business. In the Schedule 13-D, as amended on October 12, 1999, the Reporting Persons stated that CBM is currently negotiating (i) with potential candidates to merge into Morrow or a subsidiary thereof; (ii) for the infusion of additional capital in an attempt to maintain the financial stability of Morrow: and/or (iii) a transaction utilizing the status of Morrow as a public company. Any or all of the foregoing may result in an extraordinary transaction. Further, it is likely that if any of the foregoing are

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negotiated on behalf of Morrow that Morrow will issue additional shares of capital stock, amend its articles of incorporation, effect a further change in the Morrow Board of Directors and management and/ or change its business plan, any or all of which would likely create a material change in the business or corporate structure of Morrow. Most of such actions will require shareholder approval. Generally, under Oregon law, any action requiring shareholder approval would have to be approved at a meeting at which a quorum is present (a majority of the outstanding) and be approved by a majority of the shares represented (in person or by proxy) and voting at such meeting. Directors are normally elected by a plurality of the shares represented (in person or by proxy) and voting at the shareholder meeting for the director position to be filled. Depending on the nature of the transaction dissenters rights may or may not apply.

ITEM 5.  OTHER EVENTS.

On December 30, 1999, the Company purchased an additional 250,000 shares of Globalgate e-Commerce, Inc. ("Globalgate") Series A Participating Convertible Preferred Stock ("Series A Preferred") at a purchase price of $1.00 per share ($250,000), bringing the Company's total purchases of the Series A Preferred to 1,000,000 shares. Prior purchases were previously reported in the Current Report on Form 8-k for November 29, l999 filed with the Securities and Exchange Commission on December 10, l999 and the Current Report on Form 8-k for November 5, l999 filed with the Securities and Exchange Commission on November 15, l999 ("11/15/99 Form 8-k"). Information regarding Globalgate and the Series A Preferred is contained in the 11/15/99 Form 8-k.

                              SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on January 11, 2000.

                                   MORROW SNOWBOARDS, INC.

                                   By:   /s/ P. Blair Mullin
                                      -------------------------------------
                                      P. Blair Mullin
                                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                                      (PRINCIPAL EXECUTIVE, FINANCIAL AND
                                      ACCOUNTING OFFICER)


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